UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2021

NDIVISION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55920	47-5133966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7301 N. State Highway 161, Suite 100, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 214-785-6355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 20, 2021 (the “Effective Date”), nDivision Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AJB Capital Investments, LLC, a Delaware limited liability company (the “Investor”), with respect to the sale and issuance to the Investor of (i) a promissory note in the principal amount of $600,000 with an original issue discount of $60,000 for a purchase price of $540,000 (the “Note”); (ii) a common stock purchase warrant (the “Warrant”) with an exercise price of $0.40 per share (the “Exercise Price”) to purchase up to 500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and (iii) a commitment fee in the amount of $300,000 in the form of 1,200,000 shares of the Common Stock (the “Commitment Fee”).

The Company received the aggregate net cash proceeds of $515,500 from the Investor due to a reduction in the $12,000 purchase price as a result of broker fees to Spartan Capital Securities, LLC, and a reduction in 12,500 purchase price as a result of legal, due diligence, and transaction fees of the Investor. The Purchase Agreement provides that the Company may only use the proceeds from the sale of the Note for working capital and other general corporate purposes. The Purchase Agreement further provides for an adjustment provision for the Commitment Fee Shares which allows the Investor to recuperate any shortfall amount resulting from the sale of the Commitment Fee Shares if the net proceeds from such sale do not equal to at least the Commitment Fee.

If the Company repays the Note in full on or prior to its maturity date (without extension), the Company has the right to redeem 600,000 of the Commitment Fee Shares in cash of an aggregate of $1.00. The Purchase Agreement additionally grants the Investor the right of first refusal to participate in future Company financings.

The Purchase Agreement also contains representations and warranties, other covenants, and other provisions customary for transactions of this nature. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specific date (or dates) set forth therein and were solely for the benefit of the parties to the Purchase Agreement and are subject to certain limitations as agreed upon by the parties. In addition, the representations, warranties, and covenants contained in the Purchase Agreement may be subject to standards of materiality applicable to the parties that differ from those applicable to investors who are not third-party beneficiaries of the Purchase Agreement and should not rely on the representations, warranties, and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company or any other parties thereto.

The Note, the Warrant, and the Commitment Fee Shares were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

This summary is not a complete description of all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference into this Item 1.01.

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The Note

The Note matures on June 20, 2022, and provides for interest to accrue at an interest rate equal to ten percent (10%) per annum, or, upon an event of default, the lesser of (i) eighteen percent (18%) per annum, and (ii) the maximum amount permitted under law. The Note may be prepaid at any time. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, breaches of representations and warranties, certain events of bankruptcy, liquidation and suspension of the Common Stock from trading.  If such an event of default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above, as well as the conversion of the Note.

Pursuant to the terms of the Note, the Investor has the right, only following an event of default, to convert all amounts outstanding under the Note into the shares of Common Stock (the “Conversion Shares”). The initial conversion price, following and during an event of default, for the principal and interest of the Note equals the lesser of 90% (representing a 10% discount) multiplied by the lowest trading price (i) during the previous twenty (20) trading day period ending on the date of issuance of the Conversion Shares, or (ii) during the previous twenty (20) trading day period ending on date of conversion of the Note, subject to adjustment as provided in the Note.

The Note also contains certain negative covenants, including, among other things, prohibitions on incurrence of indebtedness, sales of assets, stock repurchases, and distributions. So long as the Company has any obligation under the Note, the Company may not, without the Investor’s written consent, pay or declare any dividend or other distribution on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock. The Investor may not convert the Note into an amount of shares of Common Stock that would result in the beneficial ownership by the Investor and its affiliates of greater than 4.99% of the number of shares of Common Stock outstanding.

This summary is not a complete description of all of the terms of the Note and is qualified in its entirety by reference to the full text of the Note filed as Exhibit 10.2 hereto, which is incorporated by reference into this Item 1.01.

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The Warrant

Under the Warrant, the Investor is entitled to exercise the Warrant at the Exercise Price subject to certain adjustments and for a period of three (3) years after the date of the Warrant issuance. The Warrant is exercisable for shares of Common Stock upon the payment in cash of the Exercise Price. The Exercise Price is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distribution of assets, including cash, stock or other property to the Company’s stockholders. The Exercise Price is also subject to anti-dilution adjustment if the Company sells or grants any warrant or option to purchase Common Stock or Common Stock equivalents at a purchase price per share lower than the Exercise Price with the exception for certain exempted issuances and subject to certain limitations as provided in the Warrant.

In the event of certain fundamental transactions, the Investor is entitled to receive a number of shares of Common Stock of a successor entity or of the Company and any additional consideration. The Investor will not have the right to exercise any portion of the Warrant if the Investor would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant.

This summary is not a complete description of all of the terms of the Warrant and is qualified in its entirety by reference to the full text of the Warrant filed as Exhibit 4.1 hereto, which is incorporated by reference into this Item 1.01.

Security Agreement

On December 20, 2021, the Company entered into a Security Agreement (the “Security Agreement”) with the Investor to induce the Investor to purchase the Note. Under the Security Agreement, the Company granted to the Investor an unconditional and continuing, first priority security interest in all of the assets and property of the Company to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Note and the Purchase Agreement the other documents executed in connection with the Purchase Agreement.  The Investor is also authorized to file one or more UCC financing statements with respect to the security interests on the collateral granted under the Security Agreement as may be requested or desired by the Investor.

The Security Agreement contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature, including, among others, maintenance of existence, maintenance of liens and security interests in the collateral in favor of the Investor, preservation of properties and insurance, compliance with laws, and notice to the Investor upon the occurrence of certain events materially affecting the value of the collaterals. The Security Agreement includes customary events of default, including, among other things, payment and obligation defaults, covenant breaches, breaches of representations and warranties, certain events of bankruptcy, adverse change in financial condition, and adverse change in value of collateral.  If such an event of default occurs, subject to the applicable minimum cure period, the Investor may exercise its rights and remedies under the Security Agreement and as a secured party under the Uniform Commercial Code as in effect from time to time in the State of Wyoming.

This summary is not a complete description of all of the terms of the Security Agreement and is qualified in its entirety by reference to the full text of the Security Agreement filed as Exhibit 10.3 hereto, which is incorporated by reference into this Item 1.01.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

4.1	Common Stock Purchase Warrant dated as of December 20, 2021.
10.1*	Securities Purchase Agreement dated as of December 20, 2021.
10.2	Promissory Note in the principal amount of $600,000 dated as of December 20, 2021.
10.3	Security Agreement dated as of December 20, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

____________

*

Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NDIVISION INC.

Date: December 23, 2021	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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